UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2018

Limoneira Company

(Exact name of registrant as specified in its charter)

Delaware	001-34755	77-0260692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

1141 Cummings Road

Santa Paula, CA 93060

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 525-5541

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 Other Events

Item 8.01	Other Events

As previously described in a Current Report on Form 8-K filed by Limoneira Company (the “Company”) with the Securities and Exchange Commission on June 21, 2017, the Company has the option under its Non-Revolving Credit Facility Supplement and Promissory Note, in the original amount of $40,000,000, dated June 19, 2017 (the “Note”), in favor of Farm Credit West, PCA (“Lender”), to convert the interest rate on the indebtedness of the Company evidenced by the Note from the preceding LIBOR-based calculation to a variable interest rate, or the reverse, as applicable. On May 17, 2018 the Company entered into a Conversion Agreement with Lender, which changed the applicable interest rate on the indebtedness of the Company evidenced by the Note to a fixed interest rate of 4.77%, effective July 1, 2018. Additionally, any prepayments of the indebtedness of the Company evidenced by the Note are now subject to a fee equal to 0.50% of the amount prepaid and a prepayment surcharge.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2018	LIMONEIRA COMPANY

	By:	/s/ Mark Palamountain
Mark Palamountain
Chief Financial Officer, Treasurer and Corporate Secretary